Exhibit 99.1

TALLGRASS ENERGY GP, LP PRICES INITIAL PUBLIC OFFERING

LEAWOOD, Kan. (May 6, 2015) - Tallgrass Energy GP, LP (“Tallgrass”) today announced the pricing of its initial public offering of 41,500,000 Class A shares representing limited partner interests at the public offering price of $29.00 per share. The Class A shares are scheduled to begin trading tomorrow on the New York Stock Exchange under the symbol “TEGP.” Tallgrass has granted the underwriters an option to purchase up to an additional 6,225,000 Class A shares from Tallgrass at the initial public offering price. The offering is expected to close on May 12, 2015, subject to customary closing conditions.

After the offering, TEGP will own membership interests in Tallgrass Equity, LLC, which will own a 100% membership interest in Tallgrass MLP GP, LLC (“TEP GP”) and 20 million common units of Tallgrass Energy Partners, LP (“TEP”). TEP GP currently owns all of the incentive distribution rights and a 1.37% general partner interest in TEP. TEP is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America.

Citigroup, Goldman, Sachs & Co., BofA Merrill Lynch, Barclays, Credit Suisse, Deutsche Bank Securities, Morgan Stanley, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers, and Baird, Scotia Howard Weil, Stifel, Tudor, Pickering, Holt & Co. and U.S. Capital Advisors are acting as co-managers for the initial public offering. The offering will be made only by means of a prospectus. When available, a final prospectus relating to the offering may be obtained from:

•	Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or email at prospectus@citi.com;

•	Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, email: prospectus-ny@ny.email.gs.com;

•	BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038, email: dg.prospectus_requests@baml.com;

•	Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847, email: barclaysprospectus@broadridge.com;

•	Credit Suisse, c/o Prospectus Department, One Madison Avenue, Level 1B, New York, NY 10010, telephone: 1-800-221-1037, email: newyork.prospectus@credit-suisse.com;

•	Deutsche Bank Securities, Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, telephone: 1-800-503-4611, email: prospectus.CPDG@db.com;

•	Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014;

•	RBC Capital Markets, Attn: Equity Syndicate, Three World Financial Center, 200 Vesey St., 8th Floor, New York, NY 10281, telephone: 1-877-822-4089, email: equityprospectus@rbccm.com; or

•	Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, telephone: 1-800-326-5897, email: cmclientsupport@wellsfargo.com

When available, you may also get a copy of the final prospectus for free by visiting the Securities and Exchange Commission’s (“SEC”) website at http://www.sec.gov.

A registration statement relating to the Class A shares has been filed with, and declared effective by the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common units in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains certain “forward-looking statements” that reflect the views and assumptions of TEGP’s management regarding future events. Statements that do not relate strictly to historical or current facts are forward-looking. These forward looking statements involve known and unknown risks, among others that our business plans may change as circumstances warrant and securities of TEGP may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Contacts

Tallgrass Energy GP, LP

Investor Relations

Nate Lien, 913-928-6012

investor.relations@tallgrassenergylp.com